Exhibit 99.1
CONTACT
Jessica Beffa
Coltrin & Associates
Jessica_beffa@coltrin.com
Tel: (212) 221-1616
THE SCO GROUP FILES FORMAL REORGANIZATION PLAN WITH
BANKRUPTCY COURT
Filing marks a key milestone for SCO in emergence from Chapter 11
LINDON, Utah – March 4, 2008 —The SCO Group, Inc., (SCOXQ.PK) a leading provider of UNIX® software technology and a provider of mobility solutions, today announced the filing of its Chapter 11 Reorganization Plan (“Plan”) and Disclosure Statement with the Bankruptcy Court in Delaware on Friday, February 29, 2008. The filings can be reviewed at http://sco.com/company/news/invest/reorg_plan.html
Key provisions of the Company’s Plan, as filed with the Bankruptcy Court, include: (i) full payment (with interest, if applicable) of approved creditors’ claims as allowed on the effective date of the Plan, (ii) full payment (with interest, if applicable) of all claims subject to pending litigation (if, when and to the extent the courts allow such claims), and (iii) distributions to equity holders. The Plan allows SCO to focus its efforts on the development, sales and support of its UNIX and mobile technologies. The Plan also provides for the establishment of a new board of directors as well as the appointment of a new Chief Executive Officer on its effective date. The Plan is subject to, among other conditions, Bankruptcy Court approval. A hearing for approval of the Disclosure Statement is scheduled before the Bankruptcy Court on April 2, 2008.
“This is an important milestone in emerging from Chapter 11 bankruptcy,” said Jeff Hunsaker, President and Chief Operating Officer of SCO Operations. “We have been working together with the Stephen Norris Capital Partners team carefully preparing a plan that will pay qualified creditors’ claims, provide a return to profitability, and help us to move forward, expand our business, and continue to provide our customers and partners with the solutions and services they need to run and grow their businesses. We continue to be encouraged by the feedback we are receiving from our customers, partners and stockholders. One large customer in Italy announced to us this week that after having left our UNIX platform and trying Microsoft® Windows™ and Linux they are returning to SCO OpenServer 6 due to its unmatched stability and reliability,” said Hunsaker.
Stephen Norris Capital Partners (SNCP) has, subject to continued due diligence, committed to provide up to $100 million to finance the SCO Plan of reorganization and to take the Company private. Stephen Norris said, “This reorganization plan is a positive step for SCO’s customers, partners and stockholders and a major win for all parties. This plan will enable it to grow its business, especially outside the U.S., and if possible, settle its outstanding litigation on a favorable and reasonable basis.”
Mark Robbins, co-partner with Stephen Norris in SCO’s investment transaction said, “We have a firm belief in SCO’s technology platform and its potential to be expanded especially outside of the United States. SCO has a solid customer base of industry leaders. This Plan provides the necessary direction and strategy to begin moving in a positive direction.”
About SCO
The SCO Group (PINKSHEETS: SCOXQ.PK) is a leading provider of UNIX software technology and a provider of mobility solutions. SCO offers UnixWare for enterprise applications and SCO OpenServer for small to medium businesses. SCO’s innovative and reliable solutions help customers grow their businesses everyday. SCO owns the core UNIX operating system, originally developed by AT&T/Bell Labs and is the exclusive licensor to UNIX-based system software providers. The Me Inc. product line focuses on creating mobile platforms, services and solutions for businesses and enhances the productivity of mobile workers.
Headquartered in Lindon, Utah, SCO has a worldwide network of resellers and developers. SCO Global Services provides reliable localized support and services to partners and customers. For more information on SCO products and services, visit www.sco.com.
SCO and the associated logos are trademarks or registered trademarks of The SCO Group, Inc. in the U.S. and other countries. Microsoft and Windows are trademarks or registered trademarks of Microsoft Corporation.

About Stephen Norris Capital Partners, LLC
Stephen Norris Capital Partners, LLC is a private investment company.
Mr. Norris co-founded with David Rubenstein The Carlyle Group, one of the world’s most successful private equity firms. Mr. Norris has made, directed or participated in leveraged buyouts, venture capital and real estate equity investments totaling more than $6.0 billion, and yielding an average annual internal rate of return (IRR) of over 38%. Mr. Norris advised, structured or negotiated investments over $1.0 billion on behalf of a prominent Middle Eastern investor in Citicorp, Euro Disney, and the Four Seasons Hotel Company. These investments have returned well over $10 billion. In 1990, Mr. Norris was appointed by former President George H.W. Bush and confirmed by the U.S. Senate as one of the five members of the $68 billion Federal Retirement Thrift Investment Board.
SNCP’s partner is an affiliate of Mr. Mark Robbins who has extensive experience in structured finance and private equity as co-founder and managing partner of Peninsula Advisors, LLC. Mr. Robbins has managed and originated over $1.2 billion in private placements. Mr. Robbins has developed and engineered substantial structured investments, including business valuation models and diversified financial products. Mr. Robbins has served as Investment Director and lead negotiator with several leading financial institutions.
Forward-Looking Statements
The statements contained in this press release regarding (i) the transactions contemplated in the memorandum of understanding and the Company’s plan of reorganization, (ii) the contemplated benefits of the Company’s plan of reorganization for customers, partners, stockholders, employees, and others, (iii) the Company’s business plan regarding its UNIX product line, new products and services and the pursuit of its legal claims, (iv) the expectations of SNCP with respect to the Company and its prospects, (v) bankruptcy court processes and approvals respecting the Company’s plan of reorganization, (vi)  the return of our customer in Italy, and (vii) other statements that are not historical facts are forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks and uncertainties. We wish to advise readers that a number of important factors could cause actual results to differ materially from historical results or those anticipated in such forward-looking statements. These factors include, but are not limited to developments with respect to the negotiation of definitive agreements with SNCP, confirmation of a plan of reorganization, the outcomes and developments in our Chapter 11 case, court rulings in the bankruptcy proceedings, the impact of the bankruptcy proceedings or other pending litigation, developments in our litigation, our cash balances and available cash, continued competitive pressure on the Company’s operating system products, which could impact the Company’s results of operations, adverse developments in and increased or unforeseen legal costs related to the Company’s litigation, the inability to devote sufficient resources to the development and marketing of the Company’s products, including the Me Inc. mobile services and development platform, and the possibility that customers and companies with whom the Company has formed partnerships will decide to terminate or reduce their relationships with the Company. These and other factors that could cause actual results to differ materially from those anticipated are discussed in more detail in the Company’s periodic and current filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended October 31, 2007, and future filings with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, except as required by law.